Exhibit 10.6
AMENDED AND RESTATED ENDOCARE SERVICE AGREEMENT
     This AMENDED AND RESTATED ENDOCARE SERVICE AGREEMENT (“Agreement”) is made and entered into January 9th, 2006, to be effective February 1, 2006, by and between ENDOCARE, INC., a Delaware corporation (“Endocare”), and Advanced Medical Partners, Inc. dba CryoSyndicators a Delaware corporation (“Company”) (each a “Party” and together, the “Parties”).
RECITALS
          A. Endocare has developed Cryocare™ Surgical Systems (including the CRYO-20 and CRYO-CS Systems), which are used in connection with cryotherapy.
          B. Endocare has entered into and intends to enter into contracts or other arrangements with various hospitals (“Hospital Arrangements”), pursuant to which Endocare agrees to make the Cryocare™ Surgical System and related supplies and services available to such hospitals on an as-needed basis, either directly or through subcontracts with qualified entities. **
          C. Company has purchased or leased one or more Cryocare™ Surgical Systems, ultrasound equipment and other equipment used in conjunction with cryosurgical procedures (collectively, the “Equipment”) and has employed or contracted with the necessary technical staff in order to be able to deliver and operate the Cryocare™ Surgical Systems in connection with the Hospital Arrangements.
          D. Company also has entered into subcontracts with other organizations (“Business Entities”) to provide the Equipment and related services to Company.
          E. The Parties entered into an “Endocare Service Agreement” effective February 1, 2004, as amended by the “Amendment to Endocare Service Agreement” executed December 30, 2004 to be effective October 1, 2004 (collectively, the “Original Agreement”), pursuant to which Endocare subcontracted with Company to provide, either directly or through subcontracts with the Business Entities, certain items and services required to be provided or arranged for by Endocare under the Hospital Arrangements
          F. The Parties now desire to further amend and restate the Original Agreement, to reflect additional terms agreed by the Parties, including certain price terms to be effective as of February 1, 2006.
          NOW, THEREFORE, for and in consideration of the foregoing Recitals, which form a part of this Agreement, the mutual terms, conditions and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SECTION 1
TERMS OF ENGAGEMENT
          1.1 Hospitals Subject to the Agreement. Company agrees to provide or arrange for the services described in Section 2 (collectively, the “Services”), in accordance with the terms and conditions of this Agreement, to hospitals that have entered into Hospital Arrangements with Endocare (the “Hospitals”). Company acknowledges that this Agreement is not an exclusive contract, and that Endocare retains the right to engage or permit others to provide one or more of the Services. **
          1.2 Status of the Parties. Company is an independent contractor of Endocare. Nothing in this Agreement creates, or shall be construed as creating, an employment relationship between Company or any of Company’s owners, employees or agents, and Endocare.
          1.3 No Requirement of Referrals by Company Owners. Company shall not condition eligibility for acquisition or maintenance of an ownership interest in Company, or distributions or payments from Company, on any consideration of the case volumes or referral patterns of potential or actual Company owners, including but not limited to performance of cryosurgery at the Hospitals or usage by any Company owner of Company’s equipment and services. Company also shall not condition eligibility for or maintenance of a subcontract with any Business Entity, or distributions or payments from Company to any Business Entity, on any consideration of the case volumes or referral patterns of Business Entity owners, including but not limited to performance of cryosurgery at the Hospitals or usage by any Business Entity owner of Company’s or the Business Entity’s equipment and services.
          1.4 Compliance with Legal Requirements. In connection with this Agreement, each of the Parties shall comply with, and abide by, and shall cause and require each of its employees and agents to comply with, and abide by, all federal, state and local laws, rules and regulations now in force, or which may hereafter be in force, which are applicable to either or both of them or to the Hospitals. Company represents to Endocare that (1) Company is not excluded from any federal health care program, as defined under 42 U.S.C. Section 1320a-7b(f), for the provision of items or services for which payment may be made under a federal health care program; (b) no basis exists for excluding Company from any health care program; (c) Company has not arranged or contracted (by employment or otherwise) with any employee, contractor or agent that Company knows or should know is excluded from participation in any federal health care program; and (d) no final adverse action, as such term is defined under 42 U.S.C. Section 1320a-7e(g), has occurred or is pending or threatened against Company, or to its knowledge against any employee, contractor, or agent engaged by Company to provide items or services under this Agreement (collectively “Exclusions/Adverse Actions”). Company, during the term of the Agreement, shall notify Endocare of any Exclusions/Adverse Actions or any basis therefor within fifteen (15) days of its learning of any such Exclusions/Adverse Actions or any basis therefor.
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

          1.5 Subcontracts with Business Entities. Company agrees that each Business Entity with which Company has or will subcontract for the provision of any of Company’s duties and responsibilities pursuant to this Agreement has agreed or will agree to comply with all obligations of Company pursuant to this Agreement, including but not limited to the obligations of Sections 1.3 and 1.4, and any specific Hospital requirements (such as agreement to comply with any business associate agreement executed by Endocare), before performing any services pursuant to such subcontract. Endocare’s agreement to permit Company to subcontract for certain services does not relieve Company of responsibility for the performance of Company’s obligations pursuant to this Agreement. Company shall provide to Endocare a list of all current Business Entities and any changes thereto.
          1.6 Compliance Program. Company acknowledges that Company has reviewed Endocare’s Corporate Compliance Program, as displayed on the following website: http://www.endocare.com/onendocare/Corp_Compliance_Plan.pdf, which includes Endocare’s Code of Conduct and Financial Code of Ethics (collectively, the “Program”). Company agrees to comply with the Program, and to require all Business Entities and Company employees to comply with the Program in connection with all Company and Business Entity activities relating directly or indirectly to Company’s obligations under the Agreement. Company acknowledges that the Program includes, among other requirements, prohibitions on providing or accepting gifts, meals, entertainment or any other remuneration in return for or to induce the referral, purchasing, prescribing or ordering of any services that are covered by a federal health care program. Alternatively, Company may establish to the satisfaction of Endocare that Company and each Business Entity has a suitable fraud and abuse compliance plan that is substantially equivalent to the Program. If Endocare becomes aware that Company or any Business Entity is in violation of the Program, the violation will be considered a material breach of the Agreement and Endocare may terminate the Agreement for cause under the terms described in Section 5.3.
SECTION 2
DUTIES AND RESPONSIBILITIES OF COMPANY
          2.1 Delivery of Equipment and Supplies; Maintenance and Repairs.
          (a) Company will provide the Equipment to each Hospital during all Scheduled Procedures (as defined in Section 2.3).
          (b) Company, at its expense, will be responsible for the timely transportation and delivery of the Equipment to and from each Hospital, and for ensuring that the Equipment is installed and in working order immediately prior to and during the Scheduled Procedures. Company will store the equipment, off of the Hospital’s premises, when required to do so by Hospital.
          (c) Company, at its expense, shall keep the Equipment in good repair, condition and working order, and shall furnish any and all parts, mechanisms and devices required to keep the Equipment in good mechanical and working order, insofar as the repair,
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

parts, mechanisms and devices are not covered under a “warranty”, “service contract” or “maintenance agreement” during the term of the Agreement. Endocare agrees to respond in timely maner (within 48 hours) and make any necessary repairs or provide “back-up” equipment if Company’s equipment is not in good repair, condition and working order
          (d) At Company’s expense, Company will make any alterations, additions, improvements or modifications to the Equipment as required by law or in order to maintain the Equipment in good working order, insofar as these alterations, additions, improvements or modifications are not covered under a “warranty”, “service contract” or “maintenance agreement.” Any necessary software upgrades will be completed by Endocare at Endocare’s sole expense.
          (e) Upon request, Company shall arrange for the storage and delivery of Disposables (as defined in Section 3.3).
          2.2 Technician and Technical Support Services. If requested by Endocare, Company shall provide a technician, who shall be a Company employee or independent contractor, on-site at the Hospital during all Scheduled Procedures, to provide the services listed in Exhibit B. All technicians provided by Company shall be trained and certified to maintain and operate the Equipment pursuant to standards promulgated by Endocare, and shall at all times perform his/her services in accordance with such standards and any other standards of practice applicable to his/her services. Company shall ensure that each technician complies with all Hospital policies and procedures while at the Hospital and meets all Hospital requirements relating to the services to be rendered.
          2.3 Scheduling. Endocare shall notify, or shall cause the appropriate health care providers to notify, Company of any request for Company’s Services at a Hospital. Company shall coordinate with Endocare, the Hospital and the treating physician regarding scheduling the provision of Company’s Services at the applicable Hospital. Company shall use its best efforts to schedule such Services at times reasonably acceptable to each Hospital, after taking into account other requests for Services, and travel and set up time. For purposes of this Agreement, any scheduling request agreed to by Company shall be a “Scheduled Procedure.” Company shall promptly notify Endocare of any Scheduled Procedure so that Endocare shall have as much time as possible to satisfy its obligations under Article 3 below.
SECTION 3
DUTIES AND RESPONSIBILITIES OF ENDOCARE
          3.1 Hospital Arrangements. Endocare will be responsible for entering into Hospital Arrangements and collecting amounts due from Hospitals
          3.2 Compensation. Endocare shall compensate Company for the Services rendered by Company in accordance with and subject to the terms and conditions of Section 4.
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

          3.3 Probes and Disposables. Endocare shall, at its own cost and expense, provide to Company or directly to the Hospital all disposable supplies, including CRYOprobes™, necessary for each cryoablation procedure (the “Disposables”) at each Hospital for each Scheduled Procedure. Endocare shall charge the Hospitals fair market value for such Disposables. In cases where Company (through its technician) will deliver the Disposables, Endocare shall supply Company with an amount of Disposables necessary to satisfy the projected needs for Scheduled Procedures, and Company shall store and deliver such Disposables as part of its Services. Company shall execute any agreements reasonably requested by Endocare to in order to document Endocare’s ownership of the Disposables.
SECTION 4
COMPENSATION
          4.1 Compensation.
          (a) Effective February 1, 2006, Endocare will pay Company a Fee (the “Procedure Fee”) of ** per Scheduled Procedure performed (when Company furnishes both the equipment and the technician) at a Hospital. If Company provides the Equipment, but does not furnish the technician for a Scheduled Procedure performed at a Hospital, Endocare will pay Company a Procedure Fee of ** per Schedule Procedure performed.
          (b) Notwithstanding the provisions of Sections 4.1(a) above, effective February 1, 2006, if a Scheduled Procedure is performed through Company’s subcontract with any of the Business Entities listed below (the “** Entities”), regardless of the Hospital location, the Procedure Fee will be ** per Scheduled Procedure performed when Company furnishes both the equipment and the technician. If Company provides the Equipment, but does not furnish the technician for a Scheduled Procedure performed through one of the Med Tech Entities, Endocare will pay Company a Procedure Fee of ** per Schedule Procedure performed. The ** Entities are: **
          (c) **
          (d) The Parties agree that, upon mutual agreement of the Parties, Company may be requested to provide only certain of the Services in connection with a cryoablation procedure. In such cases, Endocare’s compensation to Company will be as follows, effective February 1, 2006:
**
          (e) Upon written approval of both parties, Endocare may amend the Procedure Fees on at least thirty (30) days prior written notice to Company, based on revised compensation under the Hospital Arrangement(s) and/or to maintain consistency with fair market value.
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

          (f) The Parties agree that it is their intent and understanding that the compensation to be paid by Endocare to Company hereunder shall be consistent with the fair market value for the services provided; **.
          (g) Both Parties expressly acknowledge that the services to be performed under this Agreement and the compensation to be paid to Company are not intended, directly or indirectly, to compensate Company, Company’s owners, any Business Entity or any Business Entity’s owners for referring any patient to a Hospital or for recommending a Hospital’s or Endocare’s products or services. No Company or Business Entity owner shall be required to refer any patients to, or order or arrange for the ordering of any goods, items or services from Hospital or Endocare.
          4.2 Payment Terms.
          (a) Company will submit invoices to Endocare for all Scheduled Procedures performed. Invoices shall be submitted one (1) time per month. The invoice shall include, for each Scheduled Procedure: type of case, Hospital, physician and date of service. Company also agrees to submit copies of encounter forms on a daily basis to Endocare. Company agrees that for all cases known to Company, encounter forms will be submitted by the last business day of the month by 5:00 p.m. Pacific Time.
          (b) Endocare will pay Company the Procedure Fee by the ** day following the submission of invoices inclusive of the information stipulated in Section 4.2(a).**
SECTION 5
TERM AND TERMINATION
          5.1 Term. The initial term of the Original Agreement shall be extended for one year, through January 31, 2007; thereafter, this Agreement shall be automatically renewed for successive one (1) year terms, unless terminated earlier as provided in this Section 5.2.
          5.2 Elective Termination. After February 1, 2007, either Party may at any time terminate this Agreement upon giving the other Party ninety (90) days’ prior written notice.
          5.3 Termination for Cause. Either Party (“terminating party”) shall have the right, in its sole discretion, to immediately terminate this Agreement by written notice to the other Party (“non-terminating party”), upon the occurrence of any of the following events:
          (a) The non-terminating party fails to keep, observe or perform any material term or provision of this Agreement, and such failure is not cured to the reasonable satisfaction of the terminating party within thirty (30) days after written notice thereof is given by the terminating party to the non-terminating party setting forth the basis of the purported failure;
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

          (b) The non-terminating party ceases doing business as a going concern, is insolvent, makes a general assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy or for reorganization or any similar relief under any bankruptcy, insolvency or similar law, has filed against it an involuntary petition in bankruptcy under any bankruptcy, insolvency or similar law which is not dismissed, vacated or stayed within sixty (60) days from the date of filing thereof, or has appointed by a court for it or for any of its property a receiver who is not dismissed within sixty (60) days after the date of his appointment.
          5.4 Change of Law. If there is a future change in applicable law, including the interpretation thereof by a court or executive agency, that renders this Agreement or any provision thereof unlawful or unenforceable, the Parties agree immediately to initiate good faith negotiations to amend this Agreement to bring it into compliance with applicable law and to preserve the essential purposes of this Agreement. If either party, acting in good faith, determines that the Parties will be unable to mutually agree upon and make amendments or alterations to this Agreement to meet the requirements in question, or alternatively, either party determines in good faith that amendments or alterations to meet the requirements are not feasible, then such party may terminate the Agreement on ten (10) days prior written notice to the other party.
SECTION 6
CONFIDENTIAL INFORMATION
          6.1 Confidential Information. The existing Confidentiality and Non-Disclosure Agreements signed by the parties on November 14, 2005, is attached as Exhibit A.
SECTION 7
INDEMNIFICATION
          7.1 Indemnification of Endocare. Company shall indemnify and hold Endocare, its directors, officers, employees, agents, representatives, successors and permitted assigns harmless from and against (i) any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Company under this Agreement, or from any misrepresentation or omission from any certificate or other instrument furnished or to be furnished to Endocare in accordance with the provisions of this Agreement; (ii) any negligent or willful act or omission by Company, or the employees, directors, officers, independent contractors, or agents of Company; (iii) any liabilities of or claims against Company or Company’s owners, of any nature whether accrued, absolute, contingent or otherwise arising out of services performed by Company hereunder; and (iv) all actions, suits, proceedings, demands, assessments, judgment, costs and expenses, including reasonable attorney’s fees and expenses, incident to any of the foregoing.
          7.2 Indemnification of Company. Endocare shall indemnify and hold Company, its directors, officers, employees, agents, representatives, successors and permitted
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

assigns harmless from and against (i) any damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Endocare under this Agreement, or from any misrepresentation or omission from any certificate or other instrument furnished or to be furnished to Company in accordance with the provisions of this Agreement; (ii) any negligent or willful act or omission by Endocare or its employees, directors, officers, independent contractors or agents; (iii) any liabilities of or claims against Endocare, of any nature whether accrued, absolute, contingent or otherwise arising out of services performed by Endocare hereunder; and (iv) all actions, suits, proceedings, demands, assessments, judgment, costs and expenses; including reasonable attorney’s fees and expenses, incident to any of the foregoing.
          7.3 Survival. The terms and conditions of this Section 7 shall survive the expiration or earlier termination of this Agreement.
SECTION 8
GENERAL PROVISIONS
          8.1 Assignment. Neither Party may assign its rights or delegate its duties under this Agreement without the prior written consent of the other Party; provided, however, that Company may delegate certain duties to a Business Entity pursuant to Section 1.5.
          8.2 Entire Agreement; Amendment. This Agreement contains the entire agreement of the Parties with respect to its subject matter and supersedes all previous and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, between the Parties with respect to the subject matter hereof, and no waiver, modification or change of any of its provisions shall be valid unless in writing and signed by the Party against which such claimed waiver, modification or change is sought to be enforced. Notwithstanding the foregoing, the Procedure Fees set forth in the Original Agreement shall be effective through January 31, 2006.
          8.3 Waiver of Breach. The failure of any Party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. The waiver of any breach of any term or condition of this Agreement is not a waiver of any other term or condition of this Agreement.
          8.4 Force Majeure. Neither Party will be held responsible for failure to perform or delay in performing its obligations under this Agreement if such failure or delay is caused by a force majeure such as earthquake, fire, flood, government restrictions, strikes, riots, seizures and other causes beyond the Parties’ control.
          8.5 Rights of Persons not Parties. Nothing contained in this Agreement shall be deemed to create rights in persons not Parties, other than successors and proper assigns of the Parties.
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

          8.6 Severability. If any term or provision of this Agreement or application to any person or circumstance shall to any extent be determined to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid of unenforceable shall not be affected, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
          8.7 Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of California.
          8.8 Notices. Any notices required hereunder shall be in writing, shall be delivered in any one of the following ways, and shall be deemed to have been received (a) on the date delivered if delivered by hand, (b) the next following business day after being sent if sent by Federal Express or other similar professional overnight courier, or (c) three (3) business days after mailing, postage prepaid, by certified mail, return receipt requested, to the Party entitled to notice at the addresses set forth below, or such other addresses as may be designated by notice given hereafter:

Notice to Endocare:
Endocare, Inc.
201 Technology Drive
Irvine, California 92618
Attention: Kevin Quilty, Senior VP, Sales and Marketing

Notice to Company:
Advanced Medical Partners, Inc. dba CryoSyndicators
701 Interstate Hwy 20 East
Arlington, TX 76018
Attention: Christopher J. Ringel, President
          8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of signatures sent by facsimile transmission shall be deemed to be originals for purposes of this Agreement.
          IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

ENDOCARE, INC.

By:	/s/ Michael R. Rodriguez

Name:	Michael R. Rodriguez

Title:	SVP, Finance & CFO

Date:	1/10/06

** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

ADVANCED MEDICAL PARTNERS, INC
By:	/s/ Robert A. Yonke

Name:	Robert A. Yonke

Title:	CEO

Date:	01-09-06

** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT A
          (“NDA”) Confidentiality Agreements signed by Company and Endocare
**
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXHIBIT B
JOB DESCRIPTION
CRYO CLINICAL TECHNICIAN
**
** Asterisks indicate confidential terms that were redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.